Exhibit 99.1

CareTrust REIT Announces First Quarter 2019 Operating Results

Conference Call Scheduled for Wednesday, May 8, 2019 at 1:00 pm ET
SAN CLEMENTE, Calif., May 7, 2019 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended March 31, 2019, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $16.1 million, a quarter-over-quarter increase of 10%, and net income per diluted weighted-average common share of $0.18;

•	Normalized FFO of $27.9 million, a quarter-over-quarter increase of 16%, and normalized FFO per diluted weighted-average common share of $0.32;

•	Normalized FAD of $29.0 million, a quarter-over-quarter increase of 16%, and normalized FAD per diluted weighted-average common share of $0.33;

•	A net debt-to-normalized EBITDA ratio of 3.3x, and a net debt-to-enterprise value of 18%, each as of quarter-end.

Fast Start to 2019
CareTrust also reported approximately $290 million in new investments in the quarter and since. Greg Stapley, CareTrust's Chairman and Chief Executive Officer, said, “We are pleased to be bringing some great new assets into the portfolio, but we are most excited about adding two outstanding healthcare providers to our growing list of top-flight tenants, and growing with three others.”
He also noted that, despite the significant growth in the company’s asset base, CareTrust has maintained a conservative 3.3x net debt-to-normalized EBITDA via $47.9 million in sales during the quarter from its at-the-market equity program and an overnight equity raise in early April that netted an additional $148.4 million. “Match-funding accretive acquisitions to optimize leverage is a high-priority element of our disciplined growth approach,” said Mr. Stapley. He added that the low leverage and early growth had positioned the Company well to execute on its opportunistic growth strategy through the rest of 2019. “With our quick start, we can afford to be especially selective as we sift through the opportunities to find good assets and great operators to run them, and we remain firmly committed to that discipline,” he concluded.
Financial Results for Quarter Ended March 31, 2019
Chief Financial Officer Bill Wagner reported that, for the first quarter, CareTrust generated net income of $16.1 million, or $0.18 per diluted weighted-average common share, normalized FFO of $27.9 million, or $0.32 per diluted weighted-average common share, and normalized FAD of $29.0 million, or $0.33 per diluted weighted-average common share. “We are pleased to be delivering a 16% quarter-over-quarter increase in both normalized FFO and normalized FAD while simultaneously issuing equity to significantly reduce our leverage and prepare for the future,” said Mr. Wagner.
Liquidity
Discussing the Company’s balance sheet, Mr. Wagner reported that, as of quarter end, CareTrust’s net debt-to-normalized EBITDA ratio was approximately 3.3x and its net debt-to-enterprise value ratio was approximately 18%. He also disclosed that, as of today, the Company’s net debt-to-normalized EBITDA ratio stands at approximately 3.3x. “Our current debt levels are well under management’s stated target leverage range of 4.0x to 5.0x net debt-to-normalized EBITDA, allowing us substantial optionality with respect to how we choose to fund significant growth going forward,” he said.
He also reported that on February 8, 2019, CareTrust expanded its borrowing capacity from $400.0 million to $600.0 million and extended the maturity date under its unsecured revolving credit facility, and simultaneously entered into a $200.0 million, seven-year, non-amortizing unsecured term loan. The term loan proceeds were used to pay off CareTrust's existing $100.0 million unsecured term loan and the then-outstanding $85.0 million balance on its unsecured revolving credit facility. The remaining term loan proceeds went to cash on hand, where it was used in large part to fund the February 11, 2019 Covenant Care transaction.

The amended unsecured revolver and unsecured term loan have grid-based pricing of LIBOR plus 110 bps - 155 bps and LIBOR plus 150 bps - 220 bps, respectively. Additionally, the unsecured revolver carries an accordion feature which allows for up to $500.0 million of additional borrowing capacity when exercised, subject to customary terms and conditions.
Mr. Wagner also reported that during the quarter CareTrust issued approximately 2.5 million shares of common stock through its at-the-market program at an average price of $19.48 per share, for $47.9 million in gross proceeds. “Our ATM program remains a significant asset in the Company’s toolbox, as it significantly enhances our ability to match-fund the smaller acquisitions that have been our bread and butter,” he said. He also noted that during the quarter CareTrust refreshed the program, which had essentially exhausted its original 2017 $300.0 million authorization, with a new $300.0 million program, and added that the new program has its full $300.0 million in authorization remaining at present.
Mr. Wagner also reported that after the quarter, CareTrust issued an additional 6.6 million shares of common stock for net proceeds of approximately $148.4 million in an overnight offering that was approximately four times oversubscribed. “We are gratified by the market’s robust response to our equity offering, and have put the funds right to work at a solid yield with our $215 million Louisiana and Texas acquisition completed April 1, 2019,” he said.
2019 Guidance
Mr. Wagner provided 2019 earnings guidance, projecting on a per-diluted weighted-average common share basis net income of approximately $0.84 to $0.86, normalized FFO of approximately $1.35 to $1.37, and normalized FAD of approximately $1.40 to $1.42. He noted that the 2019 guidance is based on a diluted weighted-average common share count of 93.5 million shares and assumes no new acquisitions or dispositions beyond those completed to date, no new debt incurrences or new equity issuances, and estimated 1.5% CPI-based rent escalators under CareTrust's long-term net leases.
Dividend Declared
During the quarter, CareTrust declared a quarterly dividend of $0.225 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 70% based on the first quarter 2019 normalized FFO, and 68% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.
Portfolio Growth in the Quarter and Since
During the first quarter, CareTrust acquired Oakview Healthcare, a 128-bed/unit skilled nursing and assisted living campus in Mt. Carmel, Illinois. The total investment was approximately $9.0 million, inclusive of transaction costs. At closing, CareTrust and existing tenant WLC Management Firm, LLC added the campus to WLC’s master lease by amending and restating their master lease as of February 1, 2019, with CPI-based annual rent escalators and a new 15-year term plus two five-year renewal options. The annual cash rent due under the WLC master lease increased by approximately $854,000. CareTrust funded the acquisition using cash on hand.
CareTrust also acquired a 492-bed, four-property skilled nursing portfolio in California in a sale-leaseback transaction with subsidiaries of existing tenant Covenant Care, Inc. Mark Lamb, CareTrust’s Chief Investment Officer, noted that the transaction allowed CareTrust to consolidate the four newly-acquired facilities and four other assets held under three existing leases with Covenant Care into a new long-term master lease for all of CareTrust’s Covenant Care-operated assets. The total investment for the sale-leaseback was approximately $43.9 million, inclusive of transaction costs, with approximately $4.0 million in initial annual cash rent. The new master lease carries an initial term of 15 years, with two five-year renewal options and CPI-based rent escalators, while the three standalone leases that were consolidated and eliminated had remaining lease terms of less than five years. In conjunction with the sale-leaseback, CareTrust also provided Covenant Care with a short-term $11.4 million secured term loan at an interest rate of 9.0%, secured by a first mortgage on a five-property, 440-bed skilled nursing portfolio owned and operated by Covenant Care subsidiaries in Illinois. The sale-leaseback and secured term loan were funded using cash on hand. In a subsequent pre-planned transfer of operations, Covenant Care transferred possession of one of the four operations acquired by CareTrust in the sale/leaseback to an operating subsidiary of existing CareTrust tenant The Ensign Group, and the facility was added to one of CareTrust’s master leases with Ensign.
Subsequent to quarter-end, CareTrust acquired seven skilled nursing facilities and one multi-service campus in Louisiana, which were re-tenanted at closing with CareTrust's existing tenant Priority Management Group, LLC. The transaction also included three skilled nursing facilities and one continuing care retirement community in Texas, which were re-tenanted with Texas-based Southwest LTC, Ltd. under a new master lease with CareTrust. The lease with Southwest LTC, Ltd. carries an initial term of 15 years, with two five-year renewal options and CPI-based rent escalators. The aggregate purchase price for the 12-property portfolio was approximately $215.0 million, inclusive of capital expenditure commitments and estimated transaction costs, and initial annual cash rents from the investment are approximately $19.0 million. The portfolio acquisition was initially funded using approximately $185.0 million in borrowings under CareTrust’s $600 million revolving credit facility, with the remainder funded with cash on hand, and the revolving borrowings largely paid down shortly thereafter with the net proceeds of CareTrust’s $148.4 million overnight equity offering completed in early April.
Also subsequent to quarter-end, CareTrust acquired a 118-operating bed skilled nursing facility in Dallas, Texas, and leased it to Next Gen P, LLC. The total investment was approximately $10.0 million, inclusive of estimated transaction costs, and the new master lease carries an annual cash rent of approximately $900,000. CareTrust funded the acquisition using cash on hand.

Conference Call

A conference call will be held on Wednesday, May 8, 2019, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2019 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 8252819. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 212 net-leased healthcare properties and three operated seniors housing properties in 28 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (ii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, as well as any obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain key management personnel; (ix) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of March 31, 2019, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$38,347	$33,816
Tenant reimbursements	—	2,968
Independent living facilities	860	799
Interest and other income	451	518
Total revenues	39,658	38,101
Expenses:
Depreciation and amortization	11,902	11,577
Interest expense	6,860	7,092
Property taxes	826	2,968
Independent living facilities	707	716
General and administrative	3,310	3,192
Total expenses	23,605	25,545
Other income:
Gain on sale of real estate	—	2,051
Net income	$16,053	$14,607

Earnings per common share:
Basic	$0.18	$0.19
Diluted	$0.18	$0.19

Weighted average shares outstanding:
Basic	88,010	75,504
Diluted	88,010	75,504

Dividends declared per common share	$0.225	$0.205

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2019	2018

Net income	$16,053	$14,607
Depreciation and amortization	11,902	11,577
Interest expense	6,860	7,092
Amortization of stock-based compensation	994	904
EBITDA	35,809	34,180
Gain on sale of real estate	—	(2,051)
Normalized EBITDA	$35,809	$32,129

Net income	$16,053	$14,607
Real estate related depreciation and amortization	11,884	11,549
Gain on sale of real estate	—	(2,051)
Funds from Operations (FFO)	27,937	24,105
Normalized FFO	$27,937	$24,105

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2019	2018

Net income	$16,053	$14,607
Real estate related depreciation and amortization	11,884	11,549
Amortization of deferred financing fees	541	484
Amortization of stock-based compensation	994	904
Straight-line rental income	(463)	(591)
Gain on sale of real estate	—	(2,051)
Funds Available for Distribution (FAD)	29,009	24,902
Normalized FAD	$29,009	$24,902

FFO per share	$0.32	$0.32
Normalized FFO per share	$0.32	$0.32

FAD per share	$0.33	$0.33
Normalized FAD per share	$0.33	$0.33

Diluted weighted average shares outstanding [1]	88,266	75,657

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Revenues:
Rental income	$33,816	$34,708	$35,332	$36,217	$38,347
Tenant reimbursements	2,968	3,016	2,990	2,950	—
Independent living facilities	799	845	871	864	860
Interest and other income	518	400	317	330	451
Total revenues	38,101	38,969	39,510	40,361	39,658
Expenses:
Depreciation and amortization	11,577	11,299	11,351	11,539	11,902
Interest expense	7,092	7,285	6,805	6,678	6,860
Property taxes	2,968	3,016	2,990	2,950	826
Independent living facilities	716	744	766	738	707
General and administrative	3,192	3,358	3,088	2,917	3,310
Total expenses	25,545	25,702	25,000	24,822	23,605
Other income:
Gain on sale of real estate	2,051	—	—	—	—
Net income	$14,607	$13,267	$14,510	$15,539	$16,053

Diluted earnings per share	$0.19	$0.17	$0.18	$0.18	$0.18

Diluted weighted average shares outstanding	75,504	76,374	81,490	84,084	88,010

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019

Net income	$14,607	$13,267	$14,510	$15,539	$16,053
Depreciation and amortization	11,577	11,299	11,351	11,539	11,902
Interest expense	7,092	7,285	6,805	6,678	6,860
Amortization of stock-based compensation	904	924	988	1,032	994
EBITDA	34,180	32,775	33,654	34,788	35,809
Gain on sale of real estate	(2,051)	—	—	—	—
Normalized EBITDA	$32,129	$32,775	$33,654	$34,788	$35,809

Net income	$14,607	$13,267	$14,510	$15,539	$16,053
Real estate related depreciation and amortization	11,549	11,265	11,330	11,520	11,884
Gain on sale of real estate	(2,051)	—	—	—	—
Funds from Operations (FFO)	24,105	24,532	25,840	27,059	27,937
Normalized FFO	$24,105	$24,532	$25,840	$27,059	$27,937

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019

Net income	$14,607	$13,267	$14,510	$15,539	$16,053
Real estate related depreciation and amortization	11,549	11,265	11,330	11,520	11,884
Amortization of deferred financing fees	484	484	484	486	541
Amortization of stock-based compensation	904	924	988	1,032	994
Straight-line rental income	(591)	(342)	(698)	(702)	(463)
Gain on sale of real estate	(2,051)	—	—	—	—
Funds Available for Distribution (FAD)	24,902	25,598	26,614	27,875	29,009
Normalized FAD	$24,902	$25,598	$26,614	$27,875	$29,009

FFO per share	$0.32	$0.32	$0.32	$0.32	$0.32
Normalized FFO per share	$0.32	$0.32	$0.32	$0.32	$0.32

FAD per share	$0.33	$0.33	$0.33	$0.33	$0.33
Normalized FAD per share	$0.33	$0.33	$0.33	$0.33	$0.33

Diluted weighted average shares outstanding [1]	75,657	76,545	81,687	84,324	88,266

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2019	December 31, 2018
Assets:
Real estate investments, net	$1,259,336	$1,216,237
Other real estate investments, net	29,419	18,045
Cash and cash equivalents	214,354	36,792
Accounts and other receivables, net	8,360	11,387
Prepaid expenses and other assets	8,759	8,668
Deferred financing costs, net	3,758	633
Total assets	$1,523,986	$1,291,762

Liabilities and Equity:
Senior unsecured notes payable, net	$295,342	$295,153
Senior unsecured term loan, net	198,555	99,612
Unsecured revolving credit facility	185,000	95,000
Accounts payable and accrued liabilities	13,972	15,967
Dividends payable	20,086	17,783
Total liabilities	712,955	523,515

Equity:
Common stock	884	859
Additional paid-in capital	1,012,295	965,578
Cumulative distributions in excess of earnings	(202,148)	(198,190)
Total equity	811,031	768,247
Total liabilities and equity	$1,523,986	$1,291,762

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$16,053	$14,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	11,906	11,582
Amortization of deferred financing costs	541	484
Amortization of stock-based compensation	994	904
Straight-line rental income	(463)	(591)
Noncash interest income	(10)	(106)
Gain on sale of real estate	—	(2,051)
Change in operating assets and liabilities:
Accounts and other receivables, net	(1,220)	(155)
Prepaid expenses and other assets	(116)	(36)
Accounts payable and accrued liabilities	2,389	(2,579)
Net cash provided by operating activities	30,074	22,059
Cash flows from investing activities:
Acquisitions of real estate	(52,697)	(47,103)
Improvements to real estate	(452)	(11)
Purchases of equipment, furniture and fixtures	(1,806)	(27)
Investment in real estate mortgage and other loans receivable	(11,389)	—
Principal payments received on real estate mortgage and other loans receivable	411	23
Escrow deposits for acquisitions of real estate	(375)	(1,000)
Net proceeds from the sale of real estate	131	13,004
Net cash used in investing activities	(66,177)	(35,114)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	47,260	(10)
Proceeds from the issuance of senior unsecured term loan	200,000	—
Borrowings under unsecured revolving credit facility	185,000	60,000
Payments on unsecured revolving credit facility	(95,000)	(25,000)
Payments on senior unsecured term loan	(100,000)	—
Payments of deferred financing costs	(4,390)	—
Net-settle adjustment on restricted stock	(1,495)	(605)
Dividends paid on common stock	(17,710)	(14,044)
Net cash provided by financing activities	213,665	20,341
Net increase in cash and cash equivalents	177,562	7,286
Cash and cash equivalents, beginning of period	36,792	6,909
Cash and cash equivalents, end of period	$214,354	$14,195

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2019
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	43.8%	$(4,658)		$295,342

Floating Rate Debt

Senior unsecured term loan	3.989%	[1]	2026		200,000	29.2%	(1,445)		198,555

Unsecured revolving credit facility	3.599%	[2]	2024	[3]	185,000	27.0%	—	[4]	185,000
	3.802%				385,000	56.2%	(1,445)		383,555

Total Debt	4.436%				$685,000	100.0%	$(6,103)		$678,897

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2019 Guidance

	Low	High
Net income	$0.84	$0.86
Real estate related depreciation and amortization	0.51	0.51
Funds from Operations (FFO)	1.35	1.37
Normalized FFO	$1.35	$1.37

Net income	$0.84	$0.86
Real estate related depreciation and amortization	0.51	0.51
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	(0.01)	(0.01)
Funds Available for Distribution (FAD)	1.40	1.42
Normalized FAD	$1.40	$1.42
Weighted average shares outstanding:
Diluted	93,498	93,498

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate investments. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as losses on the extinguishment of debt, certain deferred preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.